UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 18, 2010

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) – (d) Not applicable

(e) Approval of the Amended and Restated Stock Incentive Plan

On May 18, 2010, at the Company’s 2010 Annual Meeting of Stockholders (the “Annual Meeting”), the stockholders of ON Semiconductor Corporation (the “Company”) approved the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Plan”). The Plan is effective March 23, 2010. The Plan amends and restates the prior ON Semiconductor Corporation 2000 Stock Incentive Plan (the “SIP”). The term of the SIP expired on February 17, 2010, but the SIP, as in effect at such time, continues to govern prior awards until all awards granted under the SIP have been exercised, forfeited, canceled, expired or otherwise terminated in accordance with the terms of such grants. The Plan provides for the grant of incentive stock options, nonqualified stock options, restricted stock units, restricted stock, performance shares, performance share units, performance cash awards, stock appreciation rights (“SARs), and stock grant awards. The Plan also permits the grant of awards that qualify for the “performance-based compensation” exception to the $1,000,000 limitation on the deduction of compensation imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended.

Upon a recommendation from the Compensation Committee of the Company, the Plan was approved by the Board of Directors of the Company on March 23, 2010, subject to stockholder approval. The Compensation Committee of the Board of Directors administers the Plan.

Subject to the following and the terms of the Plan, the aggregate number of shares of stock available for grant pursuant to the Plan is 26.1 million. This 26.1 million share pool will be increased by shares of stock subject to awards under the SIP that again become available for the grant of an award under the Plan after February 17, 2010 as described below. Subject to the express provisions of the Plan, if any option or SAR award under the Plan or the SIP terminates, expires, lapses for any reason or is paid in cash, the stock subject to such award will again be available for grant pursuant to the Plan. Similarly, if any award (other than an option or SAR) made under the Plan or the SIP terminates, expires, lapses for any reason or is paid in cash, the number of shares of stock equal to 1.58 times the number of shares subject to such award will again be available for grant under the Plan. Each share of stock issued in connection with the exercise of an option or SAR granted under the Plan is counted against the shares available under the Plan as one share and each share issued in connection with awards other than options and SARs is counted against the shares available under the Plan as 1.58 shares.

A summary of the Plan is set forth in our proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 9, 2010 (the “Proxy Statement”). A copy of that summary is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference. That summary and the foregoing description is qualified in its entirety by reference to the text of the Plan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, held on May 18, 2010, the Company’s stockholders approved the three proposals listed below. The final results for the votes regarding each proposal are set forth below. The proposals are described in detail in the Company’s Proxy Statement.

1. Elect two Class II members of the Board of Directors to serve for a three-year term.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
J. Daniel McCranie	342,928,805	—	25,253,197	33,336,279
Emmanuel T. Hernandez	362,987,142	—	5,194,860	33,336,279

2. Approve the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
344,946,837	23,092,312	142,853	33,336,279

3. Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes
395,887,245	5,452,568	178,468	—

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

The below exhibits are filed as part of this report.

Exhibit No.	Description

10.1	ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to the Company’s registration statement on Form S-8 No. 333-166958 filed with the Commission on May 19, 2010)(1)

99.1	Excerpt from the 2010 Proxy Statement summarizing the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (1)

(1)	Management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 20, 2010	By:	/s/ GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance and Ethics Officer and Secretary

EXHIBIT INDEX

The below exhibits are filed as part of this report.

Exhibit No.	Description

10.1	ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (incorporated by reference from Exhibit 4.1 to the Company’s registration statement on Form S-8 No. 333-166958 filed with the Commission on May 19, 2010)(1)

99.1	Excerpt from the 2010 Proxy Statement summarizing the ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (1)

(1)	Management contract or compensatory plan, contract or arrangement.

5